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                                                                  EXHIBIT 24(b)

                                POWER OF ATTORNEY

I, the undersigned Officer of UtiliCorp United Inc., do hereby name, constitute and appoint Richard C. Green, Jr., or Dale J. Wolf, my agent and attorney-in-fact, for myself and in my behalf as an Officer of UtiliCorp United Inc., to sign and execute a Registration Statement on Form S-3, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of Debt and/or Common Stock Securities of UtiliCorp United Inc. or any wholly-owned subsidiary of UtiliCorp United Inc. to be issued in one or more public offerings.

Executed this 8th day of September, 1999.


/s/ DWYANE L. HART
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Dwayne L. Hart